SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549

                              FORM S-8
                  REGISTRATION STATEMENT UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED

                     FAHNESTOCK VINER HOLDINGS INC.
         (Exact name of Issuer as Specified in its Charter)

Ontario, Canada                              98-0080034
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)               Identification No.)


P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada  M4R 1K8
(Address, including zip code, of registrant's principal executive office)

                       FAHNESTOCK VINER HOLDINGS INC.
                        1996 EQUITY INCENTIVE PLAN
                          (Full title of the plan)


Elaine K. Roberts
Fahnestock Viner Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8
Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)


Calculation of Registration Fee

                                         Proposed	     Proposed
                                         maximum	      maximum
                                         offering      aggregate   Amount of
Title of Securities     	Amount to	      price	        offering    registration
to be Registered(1)	     be registered	  per share(1)	 price	      fee(1)

Class A non-voting       1,130,000       $17.6875     $19,986,875  $5,276.54
shares

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A non-voting shares on May 10, 2000 on The New York Stock
Exchange.

EXPLANATORY NOTE


This Registration Statement relates to additional shares of Class A non-voting shares (the "Class A Shares") of Fahnestock Viner Holdings Inc., an Ontario corporation (the "Company"), to be issued upon exercise of employee stock option agreements granted pursuant to the Company's 1996 Equity Incentive Plan, Amended and
Restated as at May 15, 2000 (the "Plan"). The contents of Registration Statement on Form S-8 (Registration No. 333-22485) and Registration Statement on Form S-8 (Registration No. 333-53643, which also relates to Class A Shares of the Company that have been or may be issued under the Plan), are incorporated herein by reference.


Item 8. Exhibits

All exhibits are filed herewith unless otherwise indicated. For a list of the exhibits required by this item, see the Exhibit Index immediately following the signature pages.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of May, 2000.


FAHNESTOCK VINER HOLDINGS INC.
(Registrant)


By: /s/ E. K. Roberts
      E. K. Roberts,
      President, Treasurer,
      Chief Financial Officer


POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                           Date

/s/ A. G. Lowenthal      Chairman of the Board,         	May 15, 2000
A. G. Lowenthal          Chief Executive Officer,
                         Director

/s/ E. K. Roberts        President, Treasurer,       	   May 15, 2000
E. K. Roberts            Chief Financial Officer,
                         Director

/s/A. W. Oughtred        Secretary, Director             May 15, 2000
A. W. Oughtred

/s/J. L. Bitove          Director	                       May 15, 2000
J.L. Bitove

/s/R. Crystal            Director                        May 15, 2000
R. Crystal

/s/K. W. McArthur        Director                        May 15, 2000
K. W. McArthur

/s/B. Winberg            Director                        May 15, 2000
B. Winberg


INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

                                                Sequentially
Exhibit No.		Description of Exhibit             Numbered Page

4(a)			Articles of Incorporation, as	             *
			amended, of Fahnestock Viner
			Holdings Inc. (previously filed
			as an exhibit to Form 20-F for
			fiscal years ended December 31,
			1986 and 1988).

4(b)			By-Laws, as amended (previously	           *
			filed as an exhibit to Form 20-F
			for the fiscal year ended
			December 31, 1987)

5			Opinion of Borden Ladner Gervais LLP
			regarding the legality of any
			original issuance of common
			stock being registered.

10(a)			Fahnestock Viner Holdings Inc.
			1996 Equity Incentive Plan , Amended
			and Restated as at May 17, 1999 together with Amendment No. 1 dated May 15, 2000

23(a)			Consent of PricewaterhouseCoopers LLP

23(b)			Borden Ladner Gervais LLP
			(included in Exhibit 5)

24			Power of Attorney (included
			on the signature pages of
			the registration statement)